Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF BMC SOFTWARE, INC.
PURSUANT TO 18 U.S.C. § 1350

     Based on my knowledge, I, George W. Harrington, Chief Financial Officer of BMC Software, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-Q for the period ending September 30, 2004 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

     Based on my knowledge, I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GEORGE W. HARRINGTON George W. Harrington November 9, 2004

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